Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of AmeriGas Partners, L.P. of our report dated November 26, 2014 relating to the financial statements and financial statement schedules which appears in the Form 10-K for the year ended September 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 17, 2016